                                                                    EXHIBIT 21.1

                             THE SHAW GROUP INC.(R)
                                     AND ITS
                           SUBSIDIARIES AND AFFILIATES

                         (UPDATED AS OF OCTOBER 9, 2003)

1.       ACL Piping, Inc.

2.       Aiton & Co Limited

3.       American Eagle Communities, L.L.C.

4.       American Eagle Communities - Hawaii, L.L.C.

5.       American Eagle Communities Midwest, L.L.C.

6.       American Plastic Pipe and Supply, L.L.C.

7.       Amikwiche Construction Itee

8.       Arlington Avenue E Venture, LLC

9.       Associated Valve, Inc.

10.      Badger Licensing LLC

11.      Badger Technologies, L.L.C.

12.      Badger Technology Holdings, L.L.C.

13.      Beaulieu Coutu Belanger et Associes Inc.

14.      Bellefontaine Gas Producers, LLC

15.      Bellefontaine Leachate Services, L.L.C.

16.      Benicia North Gateway II, L.L.C.

17.      B.F. Shaw, Inc.

18.      Bureau d'Evaluation Beaulieu Coutu et Associes Inc.

19.      Camden Road Venture, LLC

20.      Canora Asia Inc.

21.      Canora Brunei Environment Ltd.

22.      C.B.P. Engineering Corp.

23.      Chimento Wetlands, L.L.C.

24.      CIC Environmental Services

25.      Clean Horizons, LLC

26.      Cojafex B.V.

27.      Consortium BPA/Roche Inc.

28.      Consortium Cegertech-GCS Inc.

29.      Consortium GLD-Roche Inc.

30.      Disaster Response Solutions, L.L.C.

31.      Eagle Industries, Inc.

32.      EMCON/OWT, Inc.

33.      EntergyShaw, L.L.C.

34.      EntergyShaw General Management, LLC

35.      EntergyShaw Investments of Nevada, LLC

36.      EntergyShaw Investments of Texas, LLC

37.      EntergyShaw Project Management, L.P.

38.      Envirogen, Inc.

39.      Evimbec Itee

40.      Field Services Canada Inc.

41.      Field Services, Inc.

42.      Gestion TDA Inc.

43.      Great Southwest Parkway Venture, LLC

44.      Groupe conseil Forchemex Itee

45.      Groupe conseil Roche Atlantique Inc.

46.      Groupe-conseil TDA Inc.

47.      Gulf Coast Equipment Rental, Inc.

48.      HL Newhall II, L.L.C.

49.      Holdings Manufacturas Shaw South America, C.A.

50.      Hydro Power Solutions LLC

51.      IRM/NAPTech Joint Venture, L.L.C.

52.      IT Holdings Canada, Inc.

53.      IT UK Environmental & Infrastructure

54.      Jernee Mill Road, L.L.C.

55.      JSC International, Ltd.

56.      Kato Road II, L.L.C.

57.      KIP I, L.L.C.

58.      LandBank Baker, L.L.C.

59.      LandBank Properties, L.L.C.

60.      Les Consultants Roche-Deluc Itee

61.      Les Impressions Integrales Inc.

62.      LFG Specialties, L.L.C.

63.      Little Rock Military Communities, L.L.C.

64.      Lone Star Fabricators, Inc.

65.      Manufacturas Shaw South America, C.A.

66.      Metuchen I, LLC

67.      Millstone River Wetland Services, L.L.C.

68.      Mississippi Space Services, LLC

69.      MWR, Inc.

70.      Nortec Construction

71.      Northeast Plaza Venture I, LLC

72.      Norwood Venture I, L.L.C.

73.      Nouvelle Technologie (Tekno) Inc.

74.      Ontario Ventures I, LLC

75.      Otay Mesa Ventures II, L.L.C.

76.      Pacific Support Group LLC

77.      PBPAC Alberta

78.      PFH Management, LLC

79.      Pipework Engineering and Developments Limited

80.      Plattsburg Venture, L.L.C.

81.      Pluritec Itee

82.      Poly-Energie Inc.

83.      Power Technologies Asia-Pacific Sdn. Bhd.

84.      Prospect Industries (Holdings), Inc.

85.      9080-1499 Quebec Inc.

86.      9092-8573 Quebec Inc.

87.      9093-8242 Quebec Inc.

88.      Raritan Venture I, L.L.C.

89.      Reseau ECI Inc.

90.      Roche Construction Inc.

91.      Roche International Inc.

92.      Roche Invest SA

93.      Roche IT Chile Ltda

94.      Roche IT Peru Ltda

95.      Roche Ltd., Consulting Group

96.      Roche Maloney Desmeules

97.      Roche USA Ltd.

98.      Rosaire Despres & Associes Inc.

99.      SAON Properties, Inc.

100.     Satellite Beach Partners, LLC

101.     S C Woods, L.L.C.

102.     S.E.C. du 585 Charest

103.     S.E.C. Sainte-Helene

104.     Secorp, Inc.

105.     Shaw A/DE, Inc.

106.     Shaw Aiton Australia Pty Limited

107.     Shaw Alloy Piping Products, Inc.

108.     Shaw Asia Company, Limited

109.     Shaw Beneco, Inc.

110.     Shaw California, L.L.C.

111.     Shaw Capital, Inc.

112.     Shaw Caribbean (Cayman), Ltd.

113.     Shaw CMS, Inc.

114.     Shaw Coastal, Inc.

115.     Shaw Connex, Inc.

116.     Shaw Constructors, Inc.

117.     Shaw Dunn Limited

118.     Shaw E & I International Ltd.

119.     Shaw E & I Investment Holdings, Inc.

120.     Shaw E & I Russia, Inc.

121.     Shaw Energy Services, Inc.

122.     Shaw Environmental, Inc.

123.     Shaw Environmental & Infrastructure, Inc.

124.     Shaw Environmental Liability Solutions, L.L.C.

125.     Shaw Export Company, S. de R. L. de C.V.

126.     Shaw Fabricators, Inc.

127.     Shaw Facilities, Inc.

128.     Shaw Field Services, Inc.

129.     Shaw Fronek Company (FCI), Inc.

130.     Shaw Fronek Power Services, Inc.

131.     Shaw FVF, Inc.

132.     Shaw Global Energy Services, Inc.

133.     Shaw Group UK Holdings Limited

134.     Shaw Group UK Limited

135.     Shaw GRP of California

136.     Shaw Heat Treating Service, C.A.

137.     Shaw Industrial Supply Co., Inc.

138.     Shaw Infrastructure, Inc.

139.     Shaw Intellectual Property Holdings, Inc.

140.     Shaw International, Inc.

141.     Shaw International Management Services One, Inc.

142.     Shaw International Management Services Two, Inc.

143.     Shaw JV Holdings, L.L.C

144.     Shaw-Khudhairy-Dyncorp-Wood, L.L.C.

145.     Shaw Lancas, C.A.

146.     Shaw Maintenance, Inc.

147.     Shaw Managed Services, Inc.

148.     Shaw Management Services One, Inc.

149.     Shaw Management Services Six, Inc.

150.     Shaw Manufacturing and Services, Inc.

151.     Shaw Manpower, S. de R.L. de C.V.

152.     Shaw Mexican Holdings, S. de R.L. de C.V.

153.     Shaw NAPTech, Inc.

154.     Shaw Nass Middle East, W.L.L.

155.     Shaw Overseas (Far East) Ltd.

156.     Shaw Overseas (Middle East) Ltd.

157.     Shaw Pipe Shields, Inc.

158.     Shaw Pipe Supports, Inc.

159.     Shaw Power Services Group, L.L.C.

160.     Shaw Power Services, Inc.

161.     Shaw Power Technologies, Inc.(TM) (formerly Power Technologies,
         Inc.(R))

162.     Shaw Power Technologies International Limited(TM)

163.     Shaw Process and Industrial Group, Inc.

164.     Shaw Process Fabricators, Inc.

165.     Shaw Property Holdings, Inc.

166.     Shaw Remediation Services, L.L.C.

167.     Shaw Services, L.L.C.

168.     Shaw SSS Fabricators, Inc.

169.     Shaw Stone & Webster Puerto Rico, Inc.

170.     Shaw Sunland Fabricators, Inc.

171.     Shaw Trading FSC, Ltd.

172.     Shaw Waste Solutions, LLC

173.     Shaw Word Industries Fabricators, Inc.

174.     Shaw-YPC Piping (Nanjing) Co., Ltd.

175.     Societe Energie conseil du Quebec Inc.

176.     Societe Immobiliere Maizerets, SEC

177.     Soderoc Developpement Itee

178.     So-Glen Gas Co., LLC

179.     Stone & Webster Asia, Inc.

180.     Stone & Webster Canada Holding One (N.S.), ULC

181.     Stone & Webster Canada Holding Two, Inc.

182.     Stone & Webster Canada L.P.

183.     Stone & Webster Construction, Inc.

184.     Stone & Webster Construction Services, L.L.C.

185.     Stone & Webster Consultants Limited

186.     Stone & Webster Engineering Projects Private Limited

187.     Stone & Webster Engineering Services Sdn. Bdh.

188.     Stone & Webster Engineering (Thailand) Ltd.

189.     Stone & Webster Holding One, Inc.

190.     Stone & Webster Holding Two, Inc.

191.     Stone & Webster, Inc.

192.     Stone & Webster Insaat ve Muhendislik Limited Sirketi

193.     Stone & Webster International B.V.

194.     Stone & Webster International, Inc.

195.     Stone & Webster International Holdings, Inc.

196.     Stone & Webster - JSC Management Consultants, Inc.

197.     Stone & Webster Limited

198.     Stone & Webster Management Consultants, Inc.

199.     Stone & Webster Massachusetts, Inc.

200.     Stone & Webster Michigan, Inc.

201.     Stone & Webster Purchasing, Inc.

202.     Stone & Webster Process Technologies B.V.

203.     Stone & Webster Process Technology, Inc.

204.     Stone & Webster Services, L.L.C.

205.     Sugar Acquisition (NVDIP), Inc.

206.     SWINC Acquisition Five, L.L.C.

207.     Techanna

208.     The LandBank Group, Inc.

209.     The Shaw Group Inc.(R)

210.     The Shaw Group Inc. Political Action Committee, Inc.

211.     The Shaw Group International Inc.

212.     The Shaw Group UK Pension Plan Limited

213.     The Shaw Group UK 1997 Pension Scheme Limited

214.     The Shaw Group UK 2001 Pension Plan Limited

215.     Whessoe Piping Systems Limited

216.     Whippany Venture I, L.L.C.

217.     World Industrial Constructors, Inc.

218.     Worldwide Industrial Constructors, Inc.



UPDATED AS OF OCTOBER 9, 2003:
SHAW DOMESTIC ENTITIES: 56
STONE & WEBSTER DOMESTIC ENTITIES: 24
SHAW E&I DOMESTIC ENTITIES: 53
ALL FOREIGN ENTITIES: 85
TOTAL NUMBER OF ALL (DOMESTIC AND FOREIGN) SHAW RELATED ENTITIES: 218